EARNINGS RELEASE                        SI FINANCIAL GROUP, INC. (NASDAQ - SIFI)

SI FINANCIAL GROUP, INC. REPORTS RESULTS FOR THE QUARTER ENDED MARCH 31, 2006

Willimantic, Connecticut--April 26, 2006--SI Financial Group, Inc. (the "Company") (NASDAQ National Market: SIFI), the holding company of Savings Institute Bank and Trust Company (the "Bank"), reported net income of $795,000, or $0.07 basic and diluted earnings per common share, for the quarter ended March 31, 2006 versus net income of $902,000, or $0.07 basic and diluted earnings per common share, for the quarter ended March 31, 2005.

Net income decreased for the quarter ended March 31, 2006 compared to the same quarter in 2005 due to an increase in noninterest expenses, primarily related to branch expansion, and an increase in the provision for loan losses, offset by higher noninterest income and net interest and dividend income and a decrease in the provision for income taxes.

Net interest and dividend income increased 6.3% to $5.6 million for the quarter ended March 31, 2006 from $5.3 million for the quarter ended March 31, 2005. Net interest and dividend income rose principally due to an increase in the average balance of interest-earning assets, offset by an increase in the cost of funds.

The provision for loan losses totaled $285,000 for the first quarter of 2006, representing an increase of $180,000 over the same period in 2005. The higher provision reflects greater loan volume, primarily attributable to commercial mortgage and business loans which increased 7.2% from the prior year-end. Nonperforming loans decreased to $90,000 and net loan charge-offs were $2,000 for the first quarter of 2006 compared to nonperforming loans of $568,000 and net loan recoveries of $71,000 for the first quarter of 2005.

Noninterest income was $2.1 million for the quarter ended March 31, 2006 compared to $1.3 million for the quarter ended March 31, 2005. For the first quarter of 2006, wealth management fees increased $596,000 due primarily to fee income from SI Trust Servicing. Also contributing to the rise in noninterest income for 2006 were increased service fees due to branch expansion and additional deposit-related products. The net gain on the sale of loans of $24,000 for 2006 resulted from the sale of $3.3 million of fixed-rate residential mortgage loans versus a net gain of $99,000 on the sale of $28.8 million in loans in the first quarter of 2005. The sale of loans reflects the Company's initiative to reduce its sensitivity to increases in interest rates.

Noninterest expenses were $6.3 million for the first quarter of 2006 compared to $5.2 million for the first quarter of 2005. The increase in noninterest expenses reflected higher compensation costs, relating to additional salaries, benefits and taxes for increased staffing levels in response to the Bank's expansion as well as the amortization of share-based compensation awards. Share-based compensation expense totaled $191,000 for the quarter ended March 31, 2006. Occupancy and equipment expense increased primarily due to additional operating lease payments, depreciation expense and other occupancy-related expenses associated with branch expansion. Computer and electronic banking services increased $166,000 compared to the same period of the prior year mainly due to three additional branch locations and the acquisition of SI Trust Servicing. Marketing and advertising costs rose $22,000 in response to various promotional initiatives. Outside professional services expense was lower in 2006 versus 2005 as a result of reduced auditing expenditures.

Total assets grew $31.9 million, or 4.6%, to $723.8 million at March 31, 2006 from $691.9 million at December 31, 2005. Contributing to the increase in assets were increases of $29.6 million in net loans receivable, available for sale securities of $1.4 million, other assets of $635,000 and Federal Home Loan Bank stock of $569,000, offset by the sale of other real estate owned of $325,000 and a decrease in cash and cash equivalents of $206,000. The increase in net loans receivable reflects strong loan originations, representing an increase of 28.4% over the same period of the prior year, with commercial loans contributing the largest increase. Additionally, the Bank purchased $10.3 million of indirect auto loans for investment which yield above market rates of return. Available for sale securities increased as a result of mortgage-backed securities purchases, offset by higher unrealized holding losses. Increases in other assets were primarily due to additional prepaid expenses and other investments. Federal Home Loan Bank stock rose in response to an increase in Federal Home Loan Bank borrowings.

Total liabilities were $643.9 million at March 31, 2006 compared to $611.8 million at December 31, 2005. Deposits increased $18.1 million, or 3.6%, primarily related to a rise in short-term certificates of deposit as a result of attractive promotional rates. Borrowings increased from $95.1 million at December 31, 2005 to $110.0 million at March 31, 2006, resulting from an increase in FHLB advances utilized to fund loan growth.

Total stockholders' equity decreased $151,000 from $80.0 million at December 31, 2005 to $79.9 million at March 31, 2006. The decrease in equity related to stock repurchases of 51,600 shares at a cost of $586,000, an increase in net unrealized holding losses on available for sale securities aggregating $464,000 million (net of taxes), the amortization of unearned equity awards of $280,000 and dividends declared of $176,000, offset by earnings of $795,000. The Company's investment securities portfolio, which includes primarily government-sponsored enterprises and mortgage-backed securities, was unfavorably affected by market rates and reported higher unrealized losses on available for sale securities for the period. As previously announced, the Company declared a cash dividend of $0.04 per outstanding common share on March 15, 2006 to be paid on April 28, 2006 to shareholders of record as of April 7, 2006. The total amount of the dividend reflects SI Bancorp, MHC's, the Company's mutual holding company parent, waiver of receipt of its dividend.

"We continue to be very pleased with the progress we are making and the success we have achieved with the implementation of our current business plan. The Company continues to grow its commercial lending portfolio, while maintaining very high loan quality; increase core deposits; expand its branch network and seek additional opportunities to enhance shareholder value," said President and Chief Executive Officer, Rheo A. Brouillard. "The Bank recently opened its 18th location in East Lyme, Connecticut in March and anticipates the opening of its 19th branch office in Gales Ferry, Connecticut in the latter half of this year."

Savings Institute Bank and Trust Company is headquartered in Willimantic, Connecticut, with eighteen offices in eastern Connecticut. The Bank is a full service community-oriented financial institution dedicated to servicing the financial service needs of consumers and businesses within its market area.

================================================================================

THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WHICH MAY DESCRIBE FUTURE PLANS AND STRATEGIES, INCLUDING THE COMPANY'S EXPECTATIONS OF FUTURE FINANCIAL RESULTS. MANAGEMENT'S ABILITY TO PREDICT RESULTS OR THE EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. AMONG THE FACTORS THAT COULD AFFECT THE COMPANY'S ACTUAL RESULTS INCLUDE MARKET INTEREST RATE TRENDS, THE GENERAL REGIONAL AND NATIONAL ECONOMIC MARKET, ABILITY TO CONTROL COSTS AND EXPENSES, ABILITY TO OPERATE NEW BRANCH OFFICES PROFITABLY, ACTIONS BY THE BANK'S COMPETITORS AND THEIR PRICING, LOAN DELINQUENCY RATES AND CHANGES IN FEDERAL AND STATE REGULATION. AS THE COMPANY HAS NO CONTROL OVER ANY OF THESE FACTORS, THEY SHOULD BE CONSIDERED IN EVALUATING ANY FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW OR REGULATION, SI FINANCIAL GROUP, INC. DISCLAIMS ANY OBLIGATION TO UPDATE SUCH FORWARD-LOOKING STATEMENTS.


SELECTED FINANCIAL CONDITION DATA:
---------------------------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS / UNAUDITED)                                       March 31,           December 31,
                                                                            2006                  2005
---------------------------------------------------------------------------------------------------------------
ASSETS
Noninterest-bearing cash and due from banks                        $            15,857     $          16,317
Interest-bearing cash and cash equivalents                                       9,883                 9,629
Investment securities                                                          127,617               125,657
Loans held for sale                                                                  -                   107
Loans receivable, net                                                          543,339               513,775
Cash surrender value of life insurance                                           7,906                 7,837
Other assets                                                                    19,185                18,546
                                                                   --------------------------------------------

            Total assets                                           $           723,787     $         691,868
                                                                   ============================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                                      $           527,419     $         509,297
     Borrowings                                                                110,014                95,146
     Other liabilities                                                           6,462                 7,382
                                                                   --------------------------------------------
         Total liabilities                                                     643,895               611,825
                                                                   --------------------------------------------

Stockholders' equity                                                            79,892                80,043
                                                                   --------------------------------------------

         Total liabilities and stockholders' equity                $           723,787     $         691,868
                                                                   ============================================


SELECTED OPERATING DATA:
---------------------------------------------------------------------------------------------------------------
                                                                                       Three Months Ended
(DOLLARS IN THOUSANDS / UNAUDITED)                                                          March 31,
                                                                                            ---------
                                                                                       2006            2005
---------------------------------------------------------------------------------------------------------------
Interest and dividend income                                                     $      9,530   $      7,892
Interest expense                                                                        3,896          2,592
                                                                                 ------------------------------
     Net interest and dividend income                                                   5,634          5,300
                                                                                 ------------------------------

Provision for loan losses                                                                 285            105
                                                                                 ------------------------------
Net interest and dividend income after
     provision for loan losses                                                          5,349          5,195

Noninterest income                                                                      2,124          1,327
Noninterest expenses                                                                    6,280          5,194
                                                                                 ------------------------------
Income before provision for income taxes                                                1,193          1,328

Provision for income taxes                                                                398            426
                                                                                 ------------------------------
Net income                                                                       $        795   $        902
                                                                                 ==============================


SELECTED OPERATING DATA - CONCLUDED:
---------------------------------------------------------------------------------------------------------------
                                                                                        Three Months Ended
(UNAUDITED)                                                                                  March 31,
                                                                                             ---------
                                                                                       2006            2005
---------------------------------------------------------------------------------------------------------------
Earnings per common share:
     Basic                                                                       $       0.07    $      0.07
     Diluted                                                                             0.07           0.07

Weighted-average common shares outstanding:
     Basic                                                                         11,821,981     12,079,320
     Diluted                                                                       11,876,492     12,079,320


SELECTED FINANCIAL RATIOS:
---------------------------------------------------------------------------------------------------------------
                                                                                      At or For the Three
(DOLLARS IN THOUSANDS)                                                                   Months Ended
                                                                                           March 31,
                                                                                           ---------
                                                                                       2006          2005
---------------------------------------------------------------------------------------------------------------
SELECTED PERFORMANCE RATIOS: (1)
Return on average assets                                                                 0.46%          0.59%
Return on average equity                                                                 4.02           4.51
Interest rate spread                                                                     3.04           3.34
Net interest margin                                                                      3.44           3.67
Efficiency ratio (2)                                                                    80.95          78.61

ASSET QUALITY RATIOS:
Allowance for loan losses                                                        $      3,954    $     3,376
Allowance for loan losses as a percent of total
     loans                                                                               0.72%          0.77%
Allowance for loan losses as a percent of
     nonperforming loans                                                              4393.33%        594.37%
Nonperforming loans                                                              $         90    $       568
Nonperforming loans as a percent of total
     loans                                                                               0.02%          0.13%
Nonperforming assets (3)                                                         $         90    $       568
Nonperforming assets as a percent of total
     assets                                                                              0.01%          0.09%

(1)  Quarterly ratios have been annualized.
(2) Represents noninterest expenses divided by the sum of net interest and dividend income and noninterest income, less any realized gains or losses on the sale of securities.
(3) Nonperforming assets consist of nonperforming loans and other real estate owned.

================================================================================

CONTACT:
SI Financial Group, Inc.
Sandra Mitchell:  (860) 423-4581